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                                                                    EXHIBIT 23.0

      I. CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-102696, No. 333-57052 and No. 333-84473 on Form S-8 of our reports dated
September 9, 2005, relating to the financial statements of Oriental Financial Group Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Oriental Financial Group Inc. for the year ended June 30, 2005.

DELOITTE & TOUCHE LLP

San Juan, Puerto Rico
September 9, 2005

Stamp No. 2088061
affixed to original.